                                                                    EXHIBIT 11.1

                   NATIONAL INFORMATION GROUP AND SUBSIDIARIES
               COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
                             AND EARNINGS PER SHARE

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


BASIC EPS UNDER SFAS NO. 128

                                                                      1996              1997              1998
                                                                   ----------        ----------        ----------
Weighted average common shares .............................        4,109,655         3,946,257         4,095,154
Net income (in thousands) ..................................       $    1,274        $    3,266             2,817
Per share results:
         Net income ........................................       $     0.31        $     0.83        $     0.69

DILUTED EPS UNDER SFAS NO. 128
                                                                       1996              1997              1998
                                                                   ----------        ----------        ----------
Weighted average common shares .............................        4,109,655         3,946,257         4,095,154
Common shares issuable under outstanding stock options......           31,705           181,125           230,800
                                                                   ----------        ----------        ----------
         Total .............................................        4,141,360         4,127,382         4,325,954
                                                                   ==========        ==========        ==========
Net income (in thousands) ..................................       $    1,274        $    3,266             2,817
Per share results:
         Net income ........................................       $     0.31        $     0.79        $     0.65


     Please refer to Note 10 of the Consolidated Financial Statements for a description of the method used to calculate earnings per share.